EXHIBIT 20

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

DATES

Collection Period	Nov-05
Determination Date	12/13/2005
Distribution / Payment Date	12/15/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	1,785,871,735.84	1,713,597,375.91
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	1,603,731,802.23	1,543,500,455.25
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,573,729,152.82	1,513,497,805.84

Discount Rate	8.500%

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	43,726,503.42	—	0.0000000
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	168,495,156.44	0.9107846
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,543,726,503.42	1,483,496,156.44	0.7646882
CARAT Certificates		30,002,649.40	30,002,649.40	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.41	30,002,649.40	1.0000000

Total		2,000,005,298.81	1,603,731,802.23	1,543,500,455.25	0.7717482

LIBOR 4.12	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	43,726,503.42	121,231.73	99.3784169	0.2755267
Class A-2a	16,504,843.56	593,541.67	89.2153706	3.2083333
Class A-2b	–	1,151,500.00	0.0000000	3.5000000
Class A-2c	–	364,000.00	0.0000000	3.5000000
Class A-3a	–	546,666.67	0.0000000	3.4166667
Class A-3b	–	1,107,750.00	0.0000000	3.5166667
Class A-3c	–	126,600.00	0.0000000	3.5166667
Class A-4	–	786,391.67	0.0000000	3.5583333
Class B-1	–	40,250.00	0.0000000	4.0250000
Class B-2	–	284,083.33	0.0000000	4.0583333
Class C	–	313,250.00	0.0000000	4.4750000

Total	60,231,346.98	5,435,265.06	31.0470861	2.8016830

COLT 2005-SN1 Secured Notes	60,231,346.98	7,042,437.96	30.5742467	3.5748368

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT
I. Collections

Actual Lease Payments Received	31,587,941.05
Repurchased Contracts	1,613,126.93
Sale Proceeds - Early Terminations (Defaults)	1,123,606.10
Pull Ahead Payments - Actual	592,776.26
Sale Proceeds - Scheduled Terminations	34,790,568.51
Excess Wear and Excess Mileage Received	192,760.34
Other Recoveries Received	452,052.38
Payment Advance for Current Period	2,664,762.35
Residual Advance for Current Period	—
Pull Ahead Payment Advance	450,910.97
Prior Period Payment Ahead Applied to Current Period	949,691.12
COLT 2005-SN1 Reserve Account Draw	451,735.10

Total Collections	74,869,931.11

II. Distributions

Total Collections	74,869,931.11
Less: Reimbursement of Payment Advance	1,993,176.96
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	715,587.25
Less: Current Period Payment Ahead Received	773,537.22
Less: COLT Servicing Fee	1,336,443.17
Less: Secured Note Interest Distributable Amount	7,042,437.96
Less: Secured Note Principal Distributable Amount	60,231,346.98
Less: COLT 2005-SN1 Reserve Account Deposit	—
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	1,336,443.17

Excess to be Released to COLT, LLC	1,440,958.40

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	4,149,722.61

Carryover Shortfall

Secured Note Principal Carryover Shortfall	—

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

CARAT
I. Collections

Secured Note Interest Distributable Amount	7,042,437.96
Secured Note Principal Distributable Amount	60,231,346.98
Excess from COLT Following a CARAT Indenture Event of Default	—
CARAT Reserve Account Draw	—

Total Collections	67,273,784.94

II. Distributions

Total Collections	67,273,784.94
Plus: Net Amount Due From Swap Counterparty	206,962.51
Less: CARAT Servicing Fee	13,114.41
Less: Net Amount Due to Swap Counterparty
Less: Noteholders’ Interest Distributable Amount	5,435,265.06
Less: Swap Termination Payment	—
Less: Noteholders’ Principal Distributable Amount	60,231,346.98
Less: CARAT Reserve Account Deposit	—
Less: Swap Termination Payment (to extent not paid above)	—
Less: Certificateholders’ Principal Distributable Amount	—

Excess to the Reserve Account (to be released to CARI)	1,801,020.99

Reconciliation of Advances and Payment Ahead Account

Beginning Balance of Payment Advance	7,278,192.30
Less: Reimbursement of Outstanding Payment Advance	1,993,176.96
Plus: Current Period Payment Advances	2,664,762.35

Ending Balance of Payment Advance	7,949,777.69

Beginning Balance of Residual Advance	—
Less: Reimbursement of Outstanding Residual Advance	—
Plus: Current Period Residual Advances	—

Ending Balance of Residual Advance	—

Beginning Balance of Pull Ahead Payment Advance	1,009,318.85
Less: Reimbursement of Outstanding Pull Ahead Payment Advance	715,587.25
Plus: Current Period Pull Ahead Payment Advances	450,910.97

Ending Balance of Pull Ahead Payment Advance	744,642.57

Beginning Balance of Payment Ahead Account	3,030,781.15
Less: Prior Period Payment Ahead Applied to Current Period	949,691.12
Plus: Current Period Payment Ahead Received	773,537.22

Ending Balance of Payment Ahead Account	2,854,627.25

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance	125,000,331.18
Reserve Account-Required Amount	151,576,624.33
Beginning Reserve Account Balance	152,028,359.43
Plus: Excess Available	—
Less: Reserve Account Draw Amount to Noteholders	—
Less: Reserve Account Draw Amount to Certificateholders	—
Less: Excess Reserve Account Funds to COLT, LLC	451,735.10

Ending COLT 2005-SN1 Reserve Account Balance	151,576,624.33

DELINQUENCIES*

	# of Contracts	Amount
31-60 Days Delinquent	1,760	30,017,036.01
61-90 Days Delinquent	350	5,967,898.43
Over 90 Days Delinquent	299	5,377,778.25

Total	2,409	41,362,712.69

*Includes delinquencies on Hurricane accounts held in special handling. The delinquency detail on the Hurricane accounts only is as follows:

Hurricane Delinquent Receivables	# of Contracts	Amount
31-60 Days Delinquent	7	136,674.42
61-90 Days Delinquent	1	28,752.79
Over 90 Days Delinquent	1	23,881.38

Total	9	189,308.59

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults	1,547,418.04
Less: Aggregate Sales Proceeds	1,123,606.10
Less: Excess Wear and Excess Mileage Received	146.42
Less: Other Recoveries	62,438.69

Current Period Net Losses on Early Term Defaults	361,226.83

Beginning Cumulative Net Losses on Early Term Defaults	1,377,840.18
Current Period Net Losses	361,226.83

Ending Cumulative Net Losses on Early Term Defaults	1,739,067.01

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC	34,821,981.98
Add: Reimbursement of Outstanding Residual Advance	—
Less: Aggregate Sales Proceeds	34,790,568.51
Less: Pull Ahead Payments	592,776.26
Less: Excess Wear and Excess Mileage Received	192,613.92
Less: Other Recoveries	389,613.69

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(1,143,590.40)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(16,486,631.49)
Current Period Net Losses/(Gains)	(1,143,590.40)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC	(17,630,221.89)

POOL STATISTICS
	Initial	Current
Number of Contracts	99,081	83,610
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.453%
Weighted Average Original Term	39.16	39.60
Weighted Average Remaining Term	26.93	19.91

Number of Units Terminated during the Month
Scheduled Terminated		1,834
Pull Ahead		546
Early Terminations Not Pull Ahead Not Default		92
Early Terminations Default		86

		2,558

Note: In November there were 473 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Capital Auto Receivables Asset Trust 2005-SN1
Monthly Servicing Report

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56
3	1.47
4	1.44
5	1.25
6	0.73
7	0.38
8	0.40
9	0.38